POWER OF ATTORNEY

      The undersigned hereby authorizes, designates and appoints Frank Gordon to act as attorney-in-fact to execute and file statements on Form ID, Form 3 and Form 4 and any successor forms adopted by the Securities and Exchange Commission, as required by the Securities Act of 1933, the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Company Act of 1940 and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact have taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements on the forms cited above, or until specifically terminated in writing by the undersigned.

      IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on February 5, 2007.





	By:  /s/ Michael B. Lazar
	Name:  Michael B. Lazar